                                                                  CONFORMED COPY


   As filed with the Securities and Exchange Commission on __________, 1999
                                                  Registration No. 333-
________________________________________________________________________________


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             WHIRLPOOL CORPORATION
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

       Delaware                                      38-1490038
--------------------------------------------------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


2000 North M-63, Benton Harbor, Michigan             49022-2962
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)

        WHIRLPOOL CORPORATION NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
--------------------------------------------------------------------------------
                           (Full Title of the plan)

  Robert T. Kenagy, Esq., Associate General Counsel and Secretary, Whirlpool
                                 Corporation,
   Law Department, Mail Drop 2200, 2000 North M-63, Benton Harbor, Michigan
                                  49022-2692
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 616-923-3910
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                Proposed
                                                Maximum
                                 Amount to be   Offering        Proposed Maximum
        Title of Securities to    Registered    Price Per       Aggregate Offering        Amount of
            be Registered                       Share (1)           Price (1)          Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00      100,000      $66.625            $6,662,500             $1,852.18
                                   shares
--------------------------------------------------------------------------------------------------------


Notes:
  1. Calculated pursuant to Rule 457(h) of Regulation C based on an assumed price of $66.625 per share, which represents the average of the high and low prices of such securities reported on the New York Stock Exchange Composite Tape on April 26, 1999.

     Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities registered on Registration Statement No. 33-34037 on Form S-8 filed April 2, 1990 with the Commission. The contents of such earlier Registration Statement are hereby incorporated in this Registration Statement by reference.


Item 8.   Exhibits.
------    --------

          See Exhibit Index.

                                  SIGNATURES

The Registrant.
---------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on April 28, 1999.

                                 WHIRLPOOL CORPORATION



                                 By: /s/ Daniel F. Hopp
                                     -------------------------
                                     Daniel F. Hopp
                                     Senior Vice President
                                     Corporate Affairs and
                                     General Counsel

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                         Date
---------                     -----                         ----

David. R. Whitwam*       Director, Chairman of the Board
                         and Chief Executive Officer

Robert A. Burnett*       Director

Herman Cain*             Director

Gary T. DiCamillo*       Director

Allan D. Gilmour*        Director

Kathleen J. Hempel*      Director

James M. Kilts*          Director                           April 28, 1999

Arnold G. Langbo*        Director

Miles L. Marsh*          Director

Philip L. Smith*         Director

Paul G. Stern*           Director

Janice D. Stoney*        Director

Ralph F. Hake*           Senior Executive Vice President
                         and Chief Financial Officer
                         (Principal Financial Officer)

Mark Brown*              Vice President and Controller
                         (Principal Accounting Officer)


*By: /s/ Daniel F. Hopp  Attorney in Fact                   April 28, 1999
     ----------------------------------------
         Daniel F. Hopp

                                 EXHIBIT INDEX
                                 -------------


Exhibit             Description
Number              of Document
------              -----------

4(a) Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference.)

4(b)      By-laws of the Company, as amended and restated
          February 17, 1998 (filed as Exhibit 3(ii) to Whirlpool
          Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission
          File No. 1-3932, and incorporated herein by reference.)

4(c) Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (filed on Whirlpool Corporation's Form 8-K filed on April 27, 1998, Commission File No. 1-3932, and incorporated herein by reference).

4(d)      Whirlpool Corporation Nonemployee Director Stock
          Ownership Plan, as amended April 20, 1999.

5         Opinion of Robert J. LaForest, Esq. Re: Legality

23        Consent of Ernst & Young LLP

23(c)     Consent of Robert J. LaForest (included in Exhibit 5(a))

24        Powers of Attorney